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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this registration statement of Community Capital Corporation on Form S-2 of our report dated January 10, 1997 (except for Note 12 therein which is dated January 23, 1997), on our audits of the consolidated financial statements as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995, and 1996. We also consent to the reference to our firm under the caption "Experts".

                                         TOURVILLE, SIMPSON & HENDERSON

Columbia, South Carolina
January 24, 1997

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